UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 22, 2019

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

974 Centre Road
Wilmington, Delaware 19805
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On March 22, 2019, E. I. du Pont de Nemours and Company issued notices of redemption in full of all of the outstanding (i) $474,152,000 aggregate principal amount of 4.625% Notes due January 15, 2020 (CUSIP No. 263534BZ1), (ii) $295,793,000 aggregate principal amount of 3.625% Notes due January 15, 2021 (CUSIP No. 263534CB3), (iii) $162,621,000 aggregate principal amount of 4.250% Notes due April 1, 2021 (CUSIP No. 263534CE7), (iv) $381,351,000 aggregate principal amount of 2.800% Notes due 2023 (CUSIP No. 263534CK3), (v) $56,839,000 aggregate principal amount of 6.500% Debentures due 2028 (CUSIP No. 263534BG3), (vi) $42,231,000 aggregate principal amount of 5.600% Notes due December 15, 2036 (CUSIP No. 263534BR9), (vii) $48,041,000 aggregate principal amount of 4.900% Notes due January 15, 2041 (CUSIP No. 263534CC1) and (viii) $68,683,000 aggregate principal amount of 4.150% Notes due 2043 (CUSIP No. 263534CJ6) (collectively, the “Notes”).

The Notes will be redeemed on April 22, 2019 at make-whole redemption prices set forth in the respective Notes. On and after the date of redemption, the Notes will no longer be deemed outstanding, interest on the Notes will cease to accrue and all rights of the holders of the Notes will terminate, except for the right to receive the redemption payment upon surrender of the Notes. The notices of redemption specifying the terms, conditions and procedures for the respective redemptions are available through the Depository Trust Company or Deutsche Bank Trust Company Americas, c/o Deutsche Bank National Trust Company, 100 Plaza One, 8th Floor, MS 03-0801, Jersey City, NJ 07311-3901, as paying agent for the Notes. The foregoing does not constitute a notice of redemption for the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ Jeanmarie F. Desmond
Jeanmarie F. Desmond
Vice President and Controller

March 22, 2019

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